FORM 8-A


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       DAWSON PRODUCTION SERVICES, INC.
            (Exact name of Registrant as specified in its charter)


                 TEXAS                                   74-2231546
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


     112 E. PECAN STREET, SUITE 1000
         SAN ANTONIO, TEXAS                               78205
 (Address of principal executive offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     TITLE OF EACH CLASS TO                     NAME OF EACH EXCHANGE IN WHICH
        BE SO REGISTERED                        EACH CLASS IS TO BE REGISTERED
        ----------------                        ------------------------------
  Common Stock, $.01 par value per share        New York Stock Exchange


      If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

      If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

      Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Incorporated by reference herein is the entire discussion appearing under the caption "Description of Capital Stock," in the Registration Statement on Form S-1, Registration No. 333-19413, as filed by the Registrant with the Securities and Exchange Commission on February 14, 1997 ("Form S-1"), relating to Registrant's Common Stock, $.01 Par Value Per Share.

ITEM 2.  EXHIBITS.

      1. Incorporated by reference are the following exhibits to the Registrant's Registration Statement on Form S-1 as described in Item 16, pages II-3 through II-5, thereof.

         3.1 -- Amended and Restated Articles of Incorporation of the Registrant, as amended.
         3.2  --  Bylaws of the Registrant, as amended.

      2. A specimen stock certificate evidencing the Common Stock is attached as
Exhibit 2.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    DAWSON PRODUCTION SERVICES, INC.

                                    By:  /s/ KAREN RICHTER
                                             Karen Richter
                                             Secretary

Dated: July 2, 1998.